UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 11, 2018

TAYLOR MORRISON HOME CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35873	90-0907433
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4900 N. Scottsdale Road, Suite 2000

Scottsdale, AZ 85251

(Address of principal executive offices)

(480) 840-8100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

Preliminary Results as of and for the Year Ended December 31, 2017

Our preliminary total revenue for the year ended December 31, 2017 was $3.89 billion compared to $3.55 billion for the year ended December 31, 2016, representing a 9.6% increase. Our preliminary total gross margin for the year ended December 31, 2017 was $738.9 million, compared to $680.3 million for the year ended December 31, 2016, representing an 8.6% increase.

Our preliminary home closings revenue for the year ended December 31, 2017 was $3.80 billion compared to $3.43 billion for the year ended December 31, 2016, representing a 10.8% increase. Our preliminary home closing gross margin, inclusive of capitalized interest, for the year ended December 31, 2017 was $706.4 million or 18.6%, compared to $623.8 million or 18.2% for the year ended December 31, 2016, representing a 13.2% increase in value and a 40 bps increase in rate.

Our preliminary average sales pace per community for the year ended December 31, 2017 was 2.4 homes per month compared to 2.0 homes per month for the year ended December 31, 2016, representing a 20% increase. In addition, our preliminary net sales orders for the year ended December 31, 2017 were 8,397 compared to 7,504 in the prior year, an increase of 11.9%. At December 31, 2017, we had a preliminary backlog of 3,496 units with a preliminary sales value of $1.70 billion compared to 3,131 units with a sales value of $1.53 billion at December 31, 2016, representing an 11.7% increase in units and an 11.1% increase in sales value. Our preliminary home closings for the year ended December 31, 2017 were approximately 8,032.

The preliminary total revenue, total gross margin, home closings revenue, home closings gross margin (inclusive of capitalized interest), average sales pace, net sales order, backlog and home closings data set forth above have been prepared by, and are the responsibility of, our management. The foregoing information is preliminary and has not been compiled or examined by our independent auditors nor have our independent auditors performed any procedures with respect to this information or expressed any opinion or any form of assurance on such information. In addition, the foregoing information is subject to revision as we prepare our financial statements and other disclosures as of and for the year ended December 31, 2017, including all disclosures required by U.S. GAAP. Because we have not completed our normal annual closing and review procedures as of and for the year ended December 31, 2017, and subsequent events may occur that require material adjustments to these results, the final results and other disclosures as of and for the year ended December 31, 2017 may differ materially from the preliminary results presented above. This preliminary information should not be viewed as a substitute for full financial statements prepared in accordance with U.S. GAAP or as a measure of performance. In addition, these preliminary total revenue, total gross margin, home closings revenue, home closings gross margin (inclusive of capitalized interest), average sales pace, net sales order, backlog and home closings data as of and for the year ended December 31, 2017 are not necessarily indicative of the results to be achieved for any future period. See “Forward-Looking Statements.”

As used in this Current Report, unless otherwise indicated or the context otherwise requires, references to “the Company,” “we,” “us,” or “our” are to Taylor Morrison Home Corporation and its subsidiaries.

Forward-Looking Statements

Statements contained in or incorporated by reference into this Current Report include “forward-looking statements.” These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believes,” “estimates,” “plans,” “projects,” “anticipates,” “expects,” “intends,” “may,” “can,” “could,” “might,” “will” or “should” and similar expressions identify forward-looking statements, including statements related to expected operating and performing results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect our business in the future.

Such risks, uncertainties and other factors include, among other things: changes in general and local economic conditions; slowdowns or severe downturns in the housing market; homebuyers’ ability to obtain suitable financing; shortages in, disruptions of and cost of labor; our ability to obtain additional performance, payment and completion surety bonds and letters of credit; higher cancellation rates; competition in our industry; any increase in unemployment or underemployment; increases in taxes, government fees or interest rates; inflation or deflation; the seasonality of our business; significant home warranty and construction defect claims; our reliance on subcontractors; failure to manage land acquisitions, inventory and development and construction processes; availability of land and lots; decreases in the market value of our land inventory; new or changes in government regulations and legal challenges; our ability to sell mortgages we originate and claims on loans sold to third parties; the loss of any of our important commercial relationships; our ability to use deferred tax assets; raw materials and building supply shortages and price fluctuations; our concentration of significant operations in certain geographic areas; risks associated with our unconsolidated joint venture arrangements; information technology failures and data security breaches; costs to engage in and the success of future growth or expansion of our operations or acquisitions or disposals of businesses; costs associated with our defined benefit and defined contribution pension schemes; damages associated with any major health and safety incident; our ownership, leasing or occupation of land and the use of hazardous materials; material losses in excess of insurance limits; existing or future litigation, arbitration or other claims; negative publicity or poor relations with the residents of our communities; failure to recruit, retain and develop highly skilled, competent people; utility and resource shortages or rate fluctuations; constriction of the capital markets; risks related to our debt and the agreements governing such debt; our ability to access the capital markets; and risks related to our structure and organization. We undertake no duty to update any forward-looking statement, whether as a result of new information, future events or changes in our expectations, except as required by applicable law. In addition, other such risks and uncertainties may be found in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

The Company does not intend for this Item 2.02 to be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or to be incorporated by reference into filings under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TAYLOR MORRISON HOME CORPORATION

By:	/s/ Darrell C. Sherman
Name:	Darrell C. Sherman
Title:	Executive Vice President, Chief Legal Officer and Secretary

Dated: January 11, 2018